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                                                                     Exhibit 2.3







                                WARRANT AGREEMENT

                                     BETWEEN

                                METALS USA, INC.

                                       AND

                 EQUISERVE TRUST COMPANY, N.A., AS WARRANT AGENT

                          DATED AS OF OCTOBER 31, 2002

                        WARRANTS TO PURCHASE COMMON STOCK




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                                TABLE OF CONTENTS


1.    DEFINITIONS............................................................1

2.    WARRANT CERTIFICATES...................................................7
      2.1.  ISSUANCE OF WARRANTS.............................................7
      2.2.  FORM OF WARRANT CERTIFICATES.....................................7
      2.3.  EXECUTION AND DELIVERY OF WARRANT CERTIFICATES...................8

3.    EXERCISE AND EXPIRATION OF WARRANTS....................................8
      3.1.  RIGHT TO ACQUIRE COMMON STOCK UPON EXERCISE......................8
      3.2.  EXERCISE AND EXPIRATION OF WARRANTS..............................8
            (A)   EXERCISE OF WARRANTS.......................................8
            (B)   EXPIRATION OF WARRANTS.....................................9
            (C)   METHOD OF EXERCISE.........................................9
            (D)   PARTIAL EXERCISE..........................................10
            (E)   ISSUANCE OF UNDERLYING COMMON STOCK.......................10
            (F)   TIME OF EXERCISE..........................................10
      3.3.  APPLICATION OF FUNDS UPON EXERCISE OF WARRANTS..................10
      3.4.  PAYMENT OF TAXES................................................11
      3.5.  SURRENDER OF CERTIFICATES.......................................11
      3.6.  SHARES ISSUABLE.................................................11

4.    DISSOLUTION, LIQUIDATION OR WINDING UP................................11

5.    ADJUSTMENTS...........................................................12
      5.1.  ADJUSTMENTS.....................................................12
            (A)   STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS............12
            (B)   CERTAIN OTHER DIVIDENDS AND DISTRIBUTIONS.................13
            (C)   RECLASSIFICATIONS.........................................13
            (D)   DISTRIBUTION OF WARRANTS OR OTHER RIGHTS TO HOLDERS
                  OF COMMON STOCK...........................................13
            (E)   SUPERSEDING ADJUSTMENT OF NUMBER OF SHARES OF COMMON
                  STOCK INTO WHICH EACH WARRANT IS EXERCISABLE..............14
            (F)   OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS
                  SECTION...................................................14
            (G)   WARRANT PRICE ADJUSTMENT..................................15
            (H)   CHANGES IN COMMON STOCK...................................15
            (I)   COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS.................16
            (J)   OPTIONAL TAX ADJUSTMENT...................................16
            (K)   WARRANTS DEEMED EXERCISABLE...............................16
      5.2.  NOTICE OF ADJUSTMENT............................................17
      5.3.  STATEMENT ON WARRANT CERTIFICATES...............................17
      5.4.  FRACTIONAL INTEREST.............................................17

6.    LOSS OR MUTILATION....................................................17

7.    RESERVATION AND AUTHORIZATION OF COMMON STOCK.........................18



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8.    WARRANT TRANSFER BOOKS................................................19

9.    WARRANT HOLDERS.......................................................20
      9.1.  NO VOTING OR DIVIDEND RIGHTS....................................20
      9.2.  RIGHTS OF ACTION................................................20
      9.3.  TREATMENT OF HOLDERS OF WARRANT CERTIFICATES....................20
      9.4.  COMMUNICATIONS TO HOLDERS.......................................20

10.   CONCERNING THE WARRANT AGENT..........................................21
      10.1. NATURE OF DUTIES AND RESPONSIBILITIES ASSUMED...................21
      10.2. RIGHT TO CONSULT COUNSEL........................................22
      10.3. COMPENSATION, REIMBURSEMENT AND INDEMNIFICATION.................22
      10.4. WARRANT AGENT MAY HOLD COMPANY SECURITIES.......................23
      10.5. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR...............23
      10.6. APPOINTMENT OF COUNTERSIGNING AGENT.............................24

11.   REPORTS TO HOLDERS....................................................25

12.   NOTICES...............................................................25
      12.1. NOTICES GENERALLY...............................................25
      12.2. REQUIRED NOTICES TO HOLDERS.....................................26

13.   APPLICABLE LAW........................................................27

14.   PERSONS BENEFITING....................................................27

15.   COUNTERPARTS..........................................................27

16.   AMENDMENTS............................................................27

17.   WAIVERS...............................................................28

18.   INSPECTION............................................................28

19.   SUCCESSOR TO THE COMPANY..............................................28

20.   ENTIRE AGREEMENT......................................................29

21.   HEADINGS..............................................................29


Exhibit A...Form of Warrant Certificate



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                                WARRANT AGREEMENT

      AGREEMENT dated as of October 31, 2002 between Metals USA, Inc., a Delaware corporation (referred to herein as the "COMPANY"), and Equiserve Trust Company, N.A., as warrant agent (referred to herein as the "WARRANT AGENT").

      As contemplated by the Plan of Reorganization (as defined below), the Company proposes to issue and deliver to the holders of Existing Common Stock (as defined in the Plan of Reorganization) its Warrant Certificates (as defined below) evidencing Warrants (as defined below) to purchase, under certain circumstances, up to an aggregate of 3,555,795 shares of its Common Stock (as defined below), subject to adjustment as provided herein. Each such Warrant shall entitle the registered owner thereof to purchase one share of the Underlying Common Stock (as defined below), subject to adjustment as provided herein.

      In consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company, the Warrant Agent and the record holders of the Warrants, the Company and the Warrant Agent each hereby agree as follows:

1.    DEFINITIONS

      "AFFILIATE" shall mean, as to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control of such Person. For purposes of this definition, (a) "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing and (b) a subsidiary of a Person is an Affiliate of such Person and of each other subsidiary of that Person.

      "AGREEMENT" shall mean this agreement as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

      "BANKRUPTCY CODE" shall mean the Bankruptcy Reform Act of 1978, as amended, and codified at title 11 of the United States Code.

      "BUSINESS DAY" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a legal holiday in the State of New York or a day on which banking institutions and trust companies in the state in which the Corporate Agency Office is located are authorized or obligated by law, regulation or executive order to close; PROVIDED; HOWEVER; that for the purposes of SECTION 3.2, a "Business Day" shall also be a Trading Day.

      "CODE" shall mean the Internal Revenue Code of 1986, as amended.

      "COMMISSION" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.


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      "COMMON STOCK" shall mean any capital stock of any class or series of the
Company (including, on the Effective Date, the Common Stock, par value $.01 per share, of the Company) which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of SECTION 5.1(H), shares into which Warrants are exercisable shall include only shares of the class of capital stock of the Company designated as Common Stock, par value $.0l per share, of the Company on the Effective Date or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; PROVIDED, HOWEVER, that if at any time there shall be more than one such resulting class, the shares of each such class into which Warrants are then exercisable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

      "COMPANY ORDER" shall mean a written request or order signed in the name of the Company by its Chairman or any Co-Chairman of the Board, its Chief Executive Officer, its President, any Vice President, its Treasurer, any Assistant Treasurer, its Secretary or any Assistant Secretary, and delivered to the Warrant Agent.

      "CONSTITUENT PERSON" shall have the meaning set forth in SECTION 5.1(H).

      "CORPORATE AGENCY OFFICE" shall have the meaning set forth in SECTION 8.

      "COUNTERSIGNING AGENT" means any Person authorized by the Warrant Agent to act on behalf of the Warrant Agent to countersign Warrant Certificates.

      "CURRENT MARKET PRICE" shall mean on any date:

            (i) if the reference is to the per share price of Common Stock on any date herein specified and if on such date the Common Stock is listed or admitted to trading on any national securities exchange or quoted on the National Association of Securities Dealers, Inc. National Market System or otherwise traded in the over-the-counter market in the United States, the average of the Quoted Prices for the five consecutive Trading Days ending on the earlier of (x) the date in question and (y) in the case of any computation under SECTION 5.1(B) or 5.1(D), the day before the "ex" date for the issuance or distribution requiring such computation; or

            (ii) if the reference is to the per share price of Common Stock on any date herein specified and if on such date the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the National Association of Securities Dealers, Inc. National Market System or otherwise traded in the over-the-counter market in the United States, the amount which a willing buyer would pay a willing seller in an arm's length transaction on such date (neither being under any compulsion to buy or sell) for one share of the Common Stock as determined as of such date, as set forth in a value report by an Independent Financial Expert using one or more valuation methods that such



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      Independent Financial Expert, in its best professional judgment, determines to be most appropriate.

      "DISBURSING AGENT" shall mean Equiserve Trust Company, N.A., as disbursing agent for the Allowed Existing Common Stock, which, shall be the initial Holder of Warrant Certificates evidencing all the Warrants issued upon original issuance.

      "EFFECTIVE DATE" shall mean October 31, 2002, the effective date of the Plan of Reorganization.

      "`EX' DATE" shall mean, when used with respect to any issuance or distribution, the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Quoted Price was obtained without the right to receive such issuance or distribution.

      "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

      "EXPIRATION DATE" shall mean October 31, 2007, the fifth anniversary of the Effective Date, or such earlier date as the Company shall have designated pursuant to and in accordance with SECTION 3.2(B).

      "FINANCIAL EXPERT" shall mean any broker or dealer registered as such under the Exchange Act that conducts an investment banking business of nationally recognized standing.

      "HOLDER" shall mean any Person in whose name at the time any Warrant Certificate is registered upon the Warrant Register and, when used with respect to any Warrant Certificate, the Person in whose name such Warrant Certificate is registered in the Warrant Register.

      "INDEPENDENT FINANCIAL EXPERT" shall mean any Financial Expert selected by the Company that either (i) is reasonably acceptable to the Holders of Warrant Certificates evidencing a majority of the outstanding Warrants or (ii) is a firm
(x) which does not (and whose directors, officers, employees and affiliates, to the knowledge of the Company, do not) have a material direct or indirect financial interest in the Company or any of its Affiliates (other than by virtue of compensation paid for advice or opinions referred to in the exception to clause (z)), as determined by the Board of Directors of the Company in its reasonable good faith judgment, (y) which has not been, within the last two years, and, at the time it is called upon to give independent financial advice to the Company or any of its Affiliates, is not (and none of whose directors, officers, employees or affiliates, to the knowledge of the Company, is) a promoter, director or officer of the Company or any of its Affiliates or an underwriter with respect to any of the securities of the Company or any of its Affiliates and (z) which does not provide any advice or opinions to the Company or Affiliates except as an independent financial expert in connection with this Agreement or any other warrant agreement executed pursuant to the Plan of Reorganization.

      "NON-ELECTING SHARE" shall have the meaning set forth in SECTION 5.1(H).

      "NON-STOCK DIVIDEND" shall mean any payment by the Company to all holders of its Common Stock of any dividend, or any other distribution by the Company to such holders, of


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any shares of capital stock of the Company, evidences of indebtedness of the
Company, cash or other assets (including rights, warrants, convertible securities or other securities (of the Company or any other Person)), other than any dividend or distribution (i) upon a merger or consolidation or sale to which
Section 5.1(h) applies, (ii) of any Common Stock referred to in SECTION 5.1(A) or (iii) pursuant to the Plan of Reorganization.

      "NON-SURVIVING TRANSACTION" shall have the meaning set forth in SECTION 5.1(H).

      "OUTSTANDING" shall, when used with respect to any Warrants, mean, as of the time of determination, all Warrants theretofore originally issued under this Agreement except (i) Warrants that have been exercised pursuant to SECTION 3.2(A), (ii) Warrants that have expired pursuant to SECTION 3.2(B) or 4 and
(iii) Warrants that have otherwise been acquired by the Company; PROVIDED, HOWEVER, that in determining whether the Holders of the requisite amount of the outstanding Warrants have given any request, demand, authorization, direction, notice, consent or waiver under the provisions of this Agreement, Warrants owned by the Company or any Subsidiary or Affiliate of the Company or any Person that is at such time a party to a merger or acquisition agreement with the Company shall be disregarded and deemed not to be outstanding.

      "PERMITTED DIVIDEND" shall mean such portion, if any, of any Non-Stock Dividend that is paid in cash out of (i) surplus (as defined in and computed in accordance with Section 154 and 244 of the Delaware General Corporation Law) of the Company or (ii) the net profits of the Company for the fiscal years in which the Non-Stock Dividend is declared or the preceding fiscal year.
      "PERSON" shall mean any individual, corporation (including a business trust), partnership, joint venture, association, joint-stock company, trust, estate, limited liability company, unincorporated association, unincorporated organization, government or agency or political subdivision thereof or any other entity.

      "PLAN OF REORGANIZATION" shall mean that certain Plan of Reorganization under Chapter 11 for Metals USA, Inc. and its affiliates, which was jointly administered under Case Nos. 01-42530-H4-11 through 01-42573-H4-11 under Chapter 11 of the United States Bankruptcy Code and which was confirmed by the United States Bankruptcy Court for the Southern District of Texas, Houston Division, on October 18, 2002.

      "QUOTED PRICE" shall mean on any Trading Day, with respect to any security, the last reported sales price regular way or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such security is not listed or admitted to trading on such exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if such security is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market in the United States as furnished by any New York Stock Exchange member firm that shall be selected from time to time by the Company for that purpose.


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      "RECEIVABLE DIVIDEND" means any Non-Stock Dividend if:

            (i) on a date at least 30 days prior to the date for the determination of holders entitled to receive such distribution the Company has given notice in accordance with SECTION 12.1 to all holders of Warrant Certificates and the Warrant Agent stating:

                  (A) the date for such determination;

                  (B) the amount of securities, cash or other assets so to be distributed applicable to one share of Common Stock;

                  (C) the Warrant Price then in effect;

                  (D) that the Warrants will be exercisable at all times during the period (the "EXERCISE PERIOD") from the opening of business on the date such notice is given to the close of business on such date for determination;

                  (E) the number of shares of Underlying Common Stock into which one Warrant is exercisable;

                  (F) that the Company intends to treat such distribution as a
            "Receivable Dividend" hereunder and, therefore, that no adjustment to the Warrant Price or the shares of Common Stock into which the Warrants are exercisable will be made as a result of such distribution; and

                  (G) the rights thereafter generally available to a Holder if such Holder's Warrants are not exercised during the Exercise Period;

            (ii) the Exercise Period is at least 30 days long;

            (iii) the Quoted Price of the Common Stock has been at least 115% of the then effective Warrant Price on each of the 30 successive Trading Days in the period ending on the earlier of (A) the date the Company gives the notice pursuant to clause (i) above and (B) the first public announcement of such distribution;

            (iv) at all times during the Exercise Period, all Warrants outstanding at any time during such period have been exercisable; and

            (v) the fair market value (as determined in good faith by the Board of Directors of the Company) of the securities, cash or other assets so to be distributed applicable to one share of Common Stock exceeds 35% of the average of the Quoted Prices of the Common Stock on the 30 successive Trading Days referred to in clause (iii) above.

      "RECEIVED DIVIDEND" means any Non-Stock Dividend if (i) prior to the date for determination of holders of shares of Common Stock entitled to receive such distribution the Company shall have delivered a written notice to the Warrant Agent that the Company intends to treat such distribution as a "Received Dividend" hereunder and (ii) at the same time the


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Company makes such distribution to holders of Common Stock, the Company distributes, to each Person who was the Holder of a Warrant Certificate evidencing a Warrant that was outstanding immediately after the close of business on such date for determination (whether or not such Warrant is outstanding on the date of such distribution), an amount equal to the amount of securities, cash or other assets that would have been receivable upon such distribution by a holder of the number of shares of Common Stock into which all Warrants evidenced by such Warrant Certificate are exercisable if such Warrants had been exercised in full immediately prior to such date for determination, assuming that the Warrants were exercisable at the time of such date for determination into the initial number of shares of Common Stock into which a Warrant is exercisable, as adjusted from the date of this Warrant Agreement to such date for determination pursuant to SECTION 5 (other than any adjustment in respect of which the deferral provisions of SECTION 5.1(F)(IV) are then applicable).

      "RECIPIENT" shall have the meaning set forth in SECTION 3.2(E).

      "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

      "SUBSIDIARY" shall mean a corporation, association, company, joint-stock company or business trust more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

      "SUBSTITUTED PROPERTY" shall have the meaning set forth in SECTION 5.1(H).

      "TRADING DAY" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

      "TRANSACTION" shall have the meaning set forth in SECTION 5.1(H).

      "UNDERLYING COMMON STOCK" shall mean the shares of Common Stock issuable to the Holders of Warrant Certificates upon exercise of the Warrants, the number of which is subject to adjustment from time to time as provided in SECTION 5.

      "WARRANT AGENT" shall mean the warrant agent set forth in the preamble hereof or the successor or successors of such Warrant Agent appointed in accordance with the terms hereof.

      "WARRANT CERTIFICATES" shall mean those certain warrant certificates evidencing the Warrants, substantially in the form of EXHIBIT A attached hereto.

      "WARRANT PRICE" shall mean the exercise price per share of Underlying Common Stock, initially set at the Determined Amount, subject to adjustment as provided in SECTION 5.1(G). For the purposes of this definition, the "Determined Amount" means the amount determined by the Board of Directors of the Company and set forth in a written notice delivered by the Company to the Warrant Agent and the Disbursing Agent no later than the six month anniversary of the


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Effective Date equal to (i) the Final Allowed Claim Amount (as defined in the
Plan) divided by (ii) 20,000,000.

      "WARRANT REGISTER" shall have the meaning set forth in SECTION 8.

      "WARRANTS" shall mean those certain warrants to purchase initially up to an aggregate of 3,555,795 shares of Common Stock at the Warrant Price, subject to adjustment pursuant to SECTION 5, issued hereunder.

2.    WARRANT CERTIFICATES

2.1. ISSUANCE OF WARRANTS. Each Warrant Certificate shall evidence the number of Warrants specified therein, and each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase one share of Common Stock, subject to adjustment as provided in SECTION 5.

      2.2. FORM OF WARRANT CERTIFICATES.

            (a) The Warrant Certificates evidencing the Warrants shall be in registered form only and substantially in the form attached hereto as EXHIBIT A, shall be dated the date on which countersigned by the Warrant Agent, shall have such insertions as are appropriate or required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements typed, stamped, printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed, or to conform to usage.

            (b) Pending the preparation of definitive Warrant Certificates, temporary Warrant Certificates may be issued, which may be printed, lithographed, typewritten, mimeographed or otherwise produced, and which will be substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued.

            If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates evidencing Warrants of the same number and tenor upon surrender by the Holder of the temporary Warrant Certificates to the Warrant Agent at its Corporate Agency Office, without charge to such Holder. Upon surrender for cancellation of any one or more temporary Warrant Certificates the Company shall execute and the Warrant Agent shall countersign and deliver in exchange therefor Warrant Certificates of the same tenor and for a like aggregate number of Warrants. Until so exchanged the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.



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2.3.  EXECUTION AND DELIVERY OF WARRANT CERTIFICATES.

            (a) Warrant Certificates evidencing the Warrants which may be countersigned and delivered under this Agreement are limited to Warrant Certificates evidencing 3,555,795 Warrants except for Warrant Certificates countersigned and delivered upon registration of transfer of, or in exchange for, or in lieu of, one or more previously countersigned Warrant Certificates pursuant to SECTIONS 2.2(B), 3.2(D), 6 and 8.

            (b) At any time and from time to time on or after the date of this Agreement, Warrant Certificates evidencing the Warrants may be executed by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall, upon receipt of a Company Order and at the direction of the Company set forth therein, countersign and deliver such Warrant Certificates to the Company for original issuance to the respective Persons entitled thereto pursuant to Section 8.9 of the Plan of Reorganization. The Warrant Agent is further hereby authorized to countersign and deliver Warrant Certificates as required by this SECTION 2.3 or by SECTIONS 2.2, 3.2(D), 6 and 8.

            (c) The Warrant Certificates shall be executed in the corporate name and on behalf of the Company by the Chairman (or any Co-Chairman) of the Board, the Chief Executive Officer, the President or any one of the Vice Presidents of the Company under corporate seal reproduced thereon and attested to by the Secretary or one of the Assistant Secretaries of the Company, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company, and any Warrant Certificate may be signed on behalf of the Company by such person as, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company, although at the date of the execution of this Warrant Agreement any such person was not such officer.

3.    EXERCISE AND EXPIRATION OF WARRANTS

      3.1. RIGHT TO ACQUIRE COMMON STOCK UPON EXERCISE. Each Warrant Certificate shall, when countersigned by the Warrant Agent, entitle the Holder thereof, subject to the provisions thereof and of this Agreement, to acquire from the Company, for each Warrant evidenced thereby one share of Common Stock at the Warrant Price, subject to adjustment as provided in this Agreement. The Warrant Price shall be adjusted from time to time as required by SECTION 5.1.

      3.2. EXERCISE AND EXPIRATION OF WARRANTS.

            (a) EXERCISE OF WARRANTS. Subject to the terms and conditions set forth herein, a Holder of a Warrant Certificate may exercise all or any whole number of the Warrants evidenced thereby, on any Business Day from and after the six month anniversary of the



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Effective Date until 5:00 p.m., New York time, on the Expiration Date, for the shares of Underlying Common Stock purchasable thereunder;

            (b) EXPIRATION OF WARRANTS. The Warrants shall terminate and become void as of 5:00 p.m., New York time on the Expiration Date.

            The Company shall have the right to accelerate the date of expiration of the Warrants to any date after the six month anniversary of the Effective Date and prior to the fifth anniversary of the Effective Date, if either:

            (i) (A) the Quoted Price of the Common Stock has been at least 150% of the then effective Warrant Price on at least 20 of 30 successive Trading Days in a period ending not more than 15 days prior to the date notice of such acceleration is given, and (B) on each date in such period the Current Market Price shall be capable of determination in accordance with clause (i) (rather than clause (ii)) of the definition of "Current Market Price";

            (ii) a Transaction has occurred on or prior to the date notice of such acceleration is given and as a result thereof the Substituted Property receivable upon exercise of Warrants does not include equity securities (as defined in Rule 3a11-1 under the Exchange Act or any successor provision); or

            (iii) less than 10% of the Warrants issued on the Effective Date remain outstanding on the date such notice of acceleration is given.

            In the event the date of expiration is accelerated by the Company pursuant to this SECTION 3.2(B), the term "Expiration Date" shall mean such accelerated date for all purposes of this Agreement.

            If the Company elects to accelerate the date of expiration of the Warrants pursuant to this SECTION 3.2(B), the Company shall, on a date at least 60 days prior to the designated date of expiration, give notice of such designated date to the Warrant Agent and the Holders in accordance with the provisions of SECTION 12.1.

            (c) METHOD OF EXERCISE. In order to exercise all or any of the Warrants represented by a Warrant Certificate, the Holder thereof must (i) at the Corporate Agency Office (x) surrender to the Warrant Agent the Warrant Certificate evidencing such Warrants and (y) deliver to the Warrant Agent a written notice of the Holder's election to exercise the number of the Warrants specified therein, duly executed by such Holder, which notice shall be in the form of the notice on the reverse of, or attached to, such Warrant Certificate and (ii) pay to the Warrant Agent an amount, equal to the aggregate of the Warrant Price in respect of each share of Underlying Common Stock into which such Warrants are exercisable, in any combination of the following elected by such Holder: (1) cash delivered to the' Warrant Agent at the Corporate Agency Office, (2) certified bank check or official bank check in New York Clearing House funds payable to the order of the Company and delivered to the Warrant Agent at the Corporate Agency Office, or (3) wire transfer in immediately available funds, to the account (No. 3752134454; ABA No. 111000012; Reference:
Metals USA Master Depository Account) of the Company at Bank of America, N.A., Dallas, TX or such other account of the Company at such banking institution as the Company shall have given notice to the Warrant Agent and such Holder in accordance with SECTION 12.1(B).

            (d) PARTIAL EXERCISE. If fewer than all the Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company. The Warrant Agent shall countersign the new Warrant Certificate, registered in such name or names, subject to the provisions of SECTION 8 regarding registration of transfer and payment of governmental charges in respect thereof, as may be directed in writing by the Holder, and shall deliver the new Warrant Certificate to the Person or Persons in whose name such new Warrant Certificate is so registered. The Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant certificates duly executed on behalf of the Company for such purpose.

            (e) ISSUANCE OF UNDERLYING COMMON STOCK. Upon surrender of a Warrant Certificate evidencing Warrants in conformity with the foregoing provisions and payment of the Warrant Price in respect of the exercise of one or more Warrants evidenced thereby, the Warrant Agent shall when such payment is received, deliver to the Company the notice of exercise received pursuant to SECTION 3.2(C), deliver or deposit all funds received as instructed in writing by the Company and advise the Company by telephone at the end of such day of the amount of funds so deposited to its account. The Company shall thereupon, as promptly as practicable, and in any event within five Business Days after receipt by the Company of such notice of exercise, execute or cause to be executed and deliver or cause to be delivered to the Recipient (as defined below) a certificate or certificates representing the aggregate number of shares of Underlying Common Stock issuable upon such exercise (based upon the aggregate number of Warrants so exercised), determined in accordance with SECTION 3.6, together with an amount in cash in lieu of any fractional share(s), if the Company so elects pursuant to SECTION 5.4. The certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in such notice of exercise and shall be registered or otherwise placed in the name of, and delivered to, the Holder or, subject to SECTION 3.4, such other Person as shall be designated by the Holder in such notice (the Holder or such other Person being referred to herein as the "RECIPIENT").

            (f) TIME OF EXERCISE. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date the Warrant Certificate representing such Warrant is surrendered for exercise as provided above, together with the applicable Warrant Price, and all taxes required to be paid by Holder, if any, pursuant to SECTION 3.4 prior to the exercise of such Warrant have been paid. Subject to SECTION 5.1(F)(IV), certificate(s) evidencing the Underlying Common Stock issued upon the exercise of such Warrant shall be deemed to have been issued and, for all purposes of this Agreement, the Recipient shall, as between such Person and the Company, be deemed to be and entitled to all rights of the holder or record of such Common Stock as of such time.

      3.3. APPLICATION OF FUNDS UPON EXERCISE OF WARRANTS. Any funds delivered to the Warrant Agent upon exercise of any Warrant(s) shall be held by the Warrant Agent in trust for the Company. The Warrant Agent shall promptly deliver and pay to or upon the written order of the Company all funds received by it upon the exercise of any Warrants by bank wire transfer to an account designated by the Company or as the Warrant Agent otherwise may be directed in writing by the Company.

      3.4. PAYMENT OF TAXES. The Company shall pay any and all taxes (other than income taxes) that may be payable in respect of the issue or delivery of shares of Common Stock on exercise of Warrants pursuant hereto. The Company shall not be required, however, to pay any tax or other charge imposed in respect of any transfer involved in the issue and delivery of any certificates for shares of Common Stock or payment of cash to any Recipient other than the Holder of the Warrant Certificate surrendered upon the exercise of a Warrant, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue or deliver any certificate or pay any cash until (a) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Warrant Agent or the Company or (b) it has been established to the Company's satisfaction that any such tax or other charge that is or may become due has been paid.

      3.5. SURRENDER OF CERTIFICATES. Any Warrant Certificate surrendered for exercise shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by such Warrant Agent and shall not be reissued by the Company. The Warrant Agent shall destroy such cancelled Warrant Certificates and deliver its certificate of destruction to the Company, unless the Company shall otherwise direct.

      3.6. SHARES ISSUABLE. The number of shares of Common Stock "issuable upon exercise" of Warrants at any time shall be the number of shares of Common Stock into which such Warrants are then exercisable. The number of shares of Common Stock "into which each Warrant is exercisable" shall be one share, subject to adjustment as provided in SECTION 5.1.

4.    DISSOLUTION, LIQUIDATION OR WINDING UP

      If, on or prior to the Expiration Date, the Company (or any other Person controlling the Company) shall propose a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, the Company shall give written notice thereof to the Warrant Agent and all Holders of Warrant Certificates in the manner provided in SECTION 12.2 prior to the date on which such transaction is expected to become effective or, if earlier, the record date for such transaction. Such notice shall also specify the date as of which the holders of record of the shares of Underlying Common Stock shall be entitled to exchange their shares for securities, money or other property deliverable upon such dissolution, liquidation or winding up, as the case may be, on which date each Holder of Warrant Certificates shall receive the securities, money or other property which such Holder would have been entitled to receive had such Holder been the holder of record of the shares of Underlying Common Stock into which the Warrants were exercisable immediately prior to such dissolution, liquidation or winding up (net of the then applicable Warrant Price) and the rights to exercise the Warrants shall terminate.

      In case of any such voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall deposit with the Warrant Agent any funds or other property which the Holders are entitled to receive under this Agreement, together with a Company Order as to the distribution thereof. After receipt of such deposit from the Company and after receipt of surrendered Warrant Certificates evidencing Warrants, the Warrant Agent shall make payment in appropriate amount to such Person or Persons as it may be directed in writing by the Holder surrendering such Warrant Certificate. The Warrant Agent shall not be required to pay interest on any money deposited pursuant to the provisions of this SECTION 4 except such as it shall agree with the Company to pay thereon. Any moneys, securities or other property which at any time shall be deposited by the Company or on its behalf with the Warrant Agent pursuant to this SECTION 4 shall be, and are hereby, assigned, transferred and set over to the Warrant Agent in trust for the purpose for which such moneys, securities or other property shall have been deposited; PROVIDED THAT moneys, securities or other property need not be segregated from other funds, securities or other property held by the Warrant Agent except to the extent required by law.

5.    ADJUSTMENTS

      5.1. ADJUSTMENTS. The number of shares of Common Stock into which each Warrant is exercisable and the Warrant Price shall be subject to adjustment from time to time after the Effective Date in accordance (and only in accordance) with the provisions of this SECTION 5:

            (a) STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. In case at any time or from time to time after the Effective Date the Company shall:

            (i) pay to the holders of its Common Stock a dividend payable in, or make any other distribution on any class of its capital stock in, shares of Common Stock (other than a dividend or distribution upon a merger or consolidation or sale to which SECTION 5.1(H) applies);

            (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock (other than a subdivision upon a merger or consolidation or sale to which SECTION 5.1(H) applies); or

            (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock (other than a combination upon a merger or consolidation or sale to which SECTION 5.1(H) applies);

then, (x) in the case of any such dividend or distribution, effective immediately after the opening of business on the day after the date for the determination of the holders of shares of Common Stock entitled to receive such dividend or distribution or (y) in the case of any subdivision or combination, effective immediately after the opening of business on the day after the day upon which such subdivision or combination becomes effective, the number of shares of Common Stock into which each Warrant is exercisable shall be adjusted to that number of shares of Common Stock determined by (A) in the case of any such dividend or distribution, multiplying the number of shares of Common Stock into which each Warrant is exercisable at the opening of business on the day after the day for determination by a fraction (not to be less than one), (1) the numerator of which shall be equal to the sum of the number of shares of Common Stock outstanding at the close of business on such date for determination and the total number of shares constituting such dividend or distribution and (2) the denominator of which shall be equal to the number of shares of Common Stock outstanding at the close of business on such date for determination, or (B) in the case of any such combination, by proportionately reducing, or, in the case of any such subdivision, by proportionately increasing, the number of shares of Common Stock into which each Warrant is exercisable at the opening of business on the day after the day upon which such subdivision or combination becomes effective.

            (b) CERTAIN OTHER DIVIDENDS AND DISTRIBUTIONS. In case at any time or from time to time after the Effective Date the Company shall effect a Non-Stock Dividend (other than (x) a Receivable Dividend, a Received Dividend or a Permitted Dividend or (y) any dividend or distribution of any rights or warrants referred to in SECTION 5.1(D)), then, and in each such case, effective immediately prior to the opening of business on the day after the date for the determination of the holders of Common Stock entitled to receive such distribution, the number of shares of Common Stock into which each Warrant is exercisable shall be adjusted to that number determined by multiplying the number of shares of Common Stock into which each Warrant is exercisable immediately prior to the close of business on such date of determination by a fraction, (i) the numerator of which shall be the Current Market Price per share of Common Stock on such date for determination and (ii) the denominator of which shall be such Current Market Price per share of Common Stock minus the portion applicable to one share of Common Stock of the fair market value (as determined in good faith by the Board of Directors of the Company) of such securities, cash or other assets so distributed.

            (c) RECLASSIFICATIONS. A reclassification of the Common Stock (other than any such reclassification in connection with a merger or consolidation or sale to which SECTION 5.1(H) applies) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock for the purposes and within the meaning of SECTION 5.1(B) (and the effective date of such reclassification shall be deemed to be "the date for the determination of the holders of Common Stock entitled to receive such distribution" for the purposes and within the meaning of SECTION 5.1(B)) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock for the purposes and within the meaning of SECTION 5.1(A) (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision or combination becomes effective" for the purposes and within the meaning of SECTION 5.1(A)).

            (d) DISTRIBUTION OF WARRANTS OR OTHER RIGHTS TO HOLDERS OF COMMON STOCK. In case at any time or from time to time after the Effective Date the Company shall make a distribution to all holders of its Common Stock of any warrants or other rights to subscribe for or purchase any shares of Common Stock (other than (x) a Received Dividend or a Receivable Dividend, (y) a distribution of such warrants or rights upon a merger or consolidation or sale to which
SECTION 5.1(H) applies or (z) any distribution pursuant to the Plan of Reorganization), whether or not the rights to subscribe or purchase thereunder are immediately exercisable, and the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to such warrants or other rights shall be less than the Current Market Price per share of Common Stock on the date fixed for determination of the holders of Common Stock entitled to receive such distribution, then, and in each such case, effective immediately after the opening of business on the day after such date for determination, the number of shares of Common Stock into which each Warrant is exercisable shall be adjusted to that number determined by multiplying the number of shares of Common Stock into which each Warrant is exercisable at the opening of business on the day after such date for determination by a fraction (not less than one), (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of-business on such date for determination plus the maximum number of shares of Common Stock issuable pursuant to all such warrants or other rights and (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such date for determination plus the number of shares of Common Stock that the minimum consideration received and receivable by the Company for the issuance of such maximum number of shares of Common Stock pursuant to the terms of such warrants or other rights would purchase at such Current Market Price.

            (e) SUPERSEDING ADJUSTMENT OF NUMBER OF SHARES OF COMMON STOCK INTO WHICH EACH WARRANT IS EXERCISABLE. In case at any time after any adjustment of the number of shares of Common Stock into which each Warrant is exercisable shall have been made pursuant to SECTION 5.1(D) on the basis of the distribution of warrants or other rights or after any new adjustment of the number of shares of Common Stock into which each Warrant is exercisable shall have been made pursuant to this SECTION 5.1(E), such warrants or rights shall expire, and all or a portion of such warrants or rights shall not have been exercised, then, and in each such case, upon the election of the Company by written notice to the Warrant Agent, such previous adjustment in respect of such warrants or rights which have expired without exercise shall be rescinded and annulled as to any then outstanding Warrants, and the shares of Common Stock that were deemed for purposes of the computations set forth in SECTION 5.1(D) to have been issued or sold by virtue of such adjustment in respect of such warrants or rights shall no longer be deemed to have been distributed.

            (f) OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock into which each Warrant is exercisable and to the Warrant Price under this SECTION 5.1:

            (i) TREASURY STOCK. The dividend or distribution of any issued shares of Common Stock owned or held by or for the account of the Company shall be deemed a dividend or distribution of shares of Common Stock for purposes of this SECTION 5. The Company shall not pay any dividend on or make any distribution on shares of Common Stock held in the treasury of the Company. For the purposes of this SECTION 5.1, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

            (ii) WHEN ADJUSTMENTS ARE TO BE MADE. The adjustments required by SECTIONS 5.1(A), 5.1(B), 5.1(C) and 5.1(D) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the number of shares of Common Stock into which each Warrant is exercisable that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases the number of shares of Common Stock into which each Warrant is exercisable immediately prior to the making of such adjustment by at least 1%. Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by SECTIONS 5.1(a), 5.1(B), 5.1(C) and 5.1(D) and not previously made, would result in such minimum adjustment.

            (iii) FRACTIONAL INTERESTS. In computing adjustments under this
      SECTION 5, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

            (iv) DEFERRAL OF ISSUANCE UPON EXERCISE. In any case in which this
      SECTION 5 shall require that an adjustment to the number of shares of Common Stock into which each Warrant is exercisable be made effective pursuant to SECTION 5.1(A)(I), 5.1(B) or 5.1(D) prior to the occurrence of a specified event and any Warrant is exercised after the time at which the adjustment became effective but prior to the occurrence of such specified event, the Company may elect to defer until the occurrence of such specified event the issuing to the Holder of the Warrant Certificate evidencing such Warrant (or other Person entitled thereto) of, and may delay registering such Holder or other Person as the record holder of, the Common Stock over and above the Common Stock issuable upon such exercise determined in accordance with SECTION 3.6 on the basis of the number of shares of Common Stock into which each Warrant is exercisable prior to such adjustment determined in accordance with SECTION 3.6; PROVIDED, HOWEVER, that the Company shall deliver to such Holder or other person a due bill or other appropriate instrument evidencing the right of such Holder or other Person to receive, and to become the record holder of, such additional shares of Common Stock, upon the occurrence of the event requiring such adjustment.

            (g) WARRANT PRICE ADJUSTMENT. Whenever the number of shares of Common Stock into which a Warrant is exercisable is adjusted as provided in this
SECTION 5.1, the Warrant Price payable upon exercise of the Warrant shall simultaneously be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock into which such Warrant was exercisable immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock into which such Warrant was exercisable immediately thereafter.

            (h) CHANGES IN COMMON STOCK. In case at any time or from time to time the Company shall be a party to or shall otherwise engage in any transaction or series of related transactions constituting (i) a merger of the Company into, a consolidation of the Company with, or a sale of all or substantially all of the Company's assets to, any other Person (a "NON-SURVIVING TRANSACTION") or (ii) any merger of another Person into the Company in which the previously outstanding shares of Common Stock shall be cancelled, reclassified, converted or changed into or exchanged for securities of the Company or other property (including cash) or any combination of the foregoing (a "SURVIVING TRANSACTION"; any Non-Surviving Transaction or Surviving Transaction being herein called a "TRANSACTION"), then, as a condition to the consummation of such Transaction, the Company shall (or, in the case of any Non-Surviving Transaction, the Company shall cause such other Person to) execute and deliver to the Warrant Agent a written instrument providing that (x) during the period any Warrant is exercisable as specified in SECTION 3.2(B), on such terms and subject to such conditions as shall be as nearly equivalent as may be practicable to the provisions set forth in this Agreement, each Warrant, upon the exercise thereof at any time on or after the consummation of such Transaction, shall be exercisable into, and the Warrant Certificate evidencing such Warrant shall thereafter represent the right to exercise such Warrant into, in lieu of the Common Stock issuable upon such exercise prior to such consummation, only the securities or other property ("SUBSTITUTED PROPERTY") that would have been receivable upon such Transaction by a holder of the number of shares of Common Stock into which such Warrant was exercisable immediately prior to such Transaction, assuming such holder of Common Stock (A) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("CONSTITUENT PERSON"), or an Affiliate of a Constituent Person and
(B) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Transaction (provided that if the kind or amount of securities, cash and other property receivable upon such Transaction is not the same for each share of Common Stock held immediately prior to such Transaction by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then, for the purposes of this
SECTION 5.1(H), the kind and amount of securities, cash and other property receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares), and (y) the rights and obligations of the Company (or, in the event of a Non-Surviving Transaction, such other Person) and the Holders in respect of Substituted Property shall be as nearly equivalent as may be practicable to the rights and obligations of the Company and Holders in respect of Underlying Common Stock hereunder as set forth in SECTION 3.1 hereof and elsewhere herein. Such written instrument shall provide for adjustments which, for events subsequent to the effective date of such written instrument, shall be as nearly equivalent as may be practicable to the adjustments provided for in this SECTION 5. The above provisions of this SECTION 5.1(H) shall similarly apply to successive Transactions.

            (i) COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. Before taking any action that would cause an adjustment reducing the Warrant Price below the then par value of any of the shares of Common Stock into which the Warrants are exercisable, the Company will take any corporate action that may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Warrant Price.

            (j) OPTIONAL TAX ADJUSTMENT. The Company may at its option, at any time during the term of the Warrants, increase the number of shares of Underlying Common Stock into which each Warrant is exercisable, or decrease the Warrant Price, in addition to those changes required by Section 5.1(A), 5.1(B), 5.1(c), 5.1(D) or 5.1(G), as deemed advisable by the Board of Directors of the Company, in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

            (k) WARRANTS DEEMED EXERCISABLE. For purposes solely of this SECTION 5, the number of shares of Underlying Common Stock which the holder of any Warrant would have been entitled to receive had such Warrant been exercised in full at any time or into which any Warrant was exercisable at any time shall be determined assuming such Warrant was exercisable in full at such time, although such Warrant may not be exercisable in full at such time pursuant to SECTION 3.2(A).

      5.2. NOTICE OF ADJUSTMENT. Whenever the number of shares of Common Stock into which a Warrant is exercisable is to be adjusted, or the Warrant Price is to be adjusted, in either case as herein provided, the Company shall compute the adjustment in accordance with SECTION 5.1, shall, promptly after such adjustment becomes effective, cause a notice of such adjustment or adjustments to be given to all Holders in accordance with SECTION 12.1(B) and shall deliver to the Warrant Agent a certificate of the Treasurer of the Company setting forth the number of shares of Common Stock into which each Warrant is exercisable after such adjustment, or the adjusted Warrant Price, as the case may be, and setting forth a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made. As provided in SECTION 10.1, the Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time to any Holder desiring an inspection thereof during reasonable business hours.

      5.3. STATEMENT ON WARRANT CERTIFICATES. Irrespective of any adjustment in the number or kind of shares into which the Warrants are exercisable, Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares initially issuable pursuant to this Agreement.

      5.4. FRACTIONAL INTEREST. The Company may, but shall not be required to, issue fractional shares of Common Stock on the exercise of Warrants. If Warrant Certificates evidencing, more than one Warrant shall be presented for exercise at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of Warrants so to be exercised. If any fraction of a share of Common Stock would, except for the provisions of this SECTION 5.4 be issuable on the exercise of any Warrant (or specified portion thereof), the Company may, in lieu of issuing any fractional shares of Common Stock, pay an amount in cash calculated by it to be equal to the then Current Market Price per share of Common Stock on the date of such exercise multiplied by such fraction computed to the nearest whole cent. The Holders, by their acceptance of the Warrant Certificates, expressly waive their right to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock if such amount of cash is paid in lieu thereof.

6.    LOSS OR MUTILATION

      Upon (i) receipt by the Company and the Warrant Agent of evidence satisfactory to them (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and such security or indemnity as may be required by them to save each of them harmless and (ii) surrender, in the case of mutilation, of the mutilated Warrant Certificate to the Warrant Agent and cancellation thereof, then, in the absence of notice to the Company or the Warrant Agent that the Warrants evidenced thereby have been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Warrant Agent shall countersign and deliver to the registered Holder of the lost, stolen, destroyed or mutilated Warrant Certificate, in exchange therefor or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. At the written request of such registered Holder, the new Warrant Certificate so issued shall be retained by the Warrant Agent as having been surrendered for exercise, in lieu of delivery thereof to such Holder, and shall be deemed for purposes of SECTION 3.2 to have been surrendered for exercise on the date the conditions specified in clauses (i) and (ii) of the preceding sentence were first satisfied.

      Upon the issuance of any new Warrant Certificate under this SECTION 6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the fees and expenses of the Warrant Agent and of counsel to the Company) in connection therewith.

      Every new Warrant Certificate executed and delivered pursuant to this
SECTION 6 in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the allegedly lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.

      The provisions of this SECTION 6 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen, or destroyed Warrant Certificates.

7.    RESERVATION AND AUTHORIZATION OF COMMON STOCK

      The Company shall at all times reserve and keep available, free from preemptive rights, solely for issue upon the exercise of Warrants as herein provided, such number of its authorized but unissued shares of Common Stock deliverable upon the exercise of Warrants as will be sufficient to permit the exercise in full of all outstanding Warrants. The Company covenants that all shares of Common Stock will, at all times that Warrants are exercisable, be duly approved for listing subject to official notice of issuance on each securities exchange, if any, on which the Common Stock is then listed. The Company covenants that (i) all shares of Common Stock that may be issued upon exercise of Warrants shall upon issuance be duly and validly issued and fully paid and nonassessable and (ii) the stock certificates issued to evidence any such shares of Common Stock will comply with the Delaware General Corporation Law and any other applicable law.

      The Company hereby authorizes and directs its current and future transfer agents for the Common Stock at all times to reserve stock certificates for such number of authorized shares as shall be requisite for such purpose. The Warrant Agent is hereby authorized to requisition from time to time from any such transfer agents stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement, and the Company hereby authorizes and directs such transfer agents to comply with all such requests of the Warrant Agent. The Company will supply such transfer agents with duly executed stock certificates for such purposes. Promptly after the date of expiration of all of the Warrants in accordance with SECTION 3.2(B), the Warrant Agent shall certify to the Company the aggregate number of Warrants then outstanding, and thereafter no shares of Common Stock shall be reserved in respect of such Warrants.

8.    WARRANT TRANSFER BOOKS

      The Warrant Agent will maintain an office (the "CORPORATE AGENCY Office") in the United States of America, where Warrant Certificates may be surrendered for registration of transfer or exchange and where Warrant Certificates may be surrendered for exercise of Warrants evidenced thereby, which office is on the date hereof. The Warrant Agent will give prompt written notice to all Holders of Warrant Certificates of any change in the location of such office.

      The Warrant Certificates evidencing the Warrants shall be issued in registered form only. The Company shall cause to be kept at the office of the Warrant Agent designated for such purpose a warrant register (the "WARRANT REGISTER") in which, subject to such reasonable regulations as the Warrant Agent may prescribe and such regulations as may be prescribed by law, the Company shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates as herein provided.

      Upon surrender for registration of transfer of any Warrant Certificate at the Corporate Agency Office, the Company shall execute, and the Warrant Agent shall countersign and deliver, in the name of the designated transferee or transferees, one or more new Warrant Certificates evidencing a like aggregate number of Warrants.

      At the option of the Holder, Warrant Certificates may be exchanged at the office of the Warrant Agent upon payment of the charges hereinafter provided for other Warrant Certificates evidencing a like aggregate number of Warrants. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute, and the Warrant Agent shall countersign and deliver, the Warrant Certificates of the same tenor and evidencing the same number of Warrants as evidenced by the Warrant Certificates surrendered by the Holder making the exchange.

      All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

      Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the Holder thereof or his attorney duly authorized in writing.

      No service charge shall be made for any registration of transfer or exchange of Warrant Certificates; PROVIDED, HOWEVER, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.

      The Warrant Agent shall, upon request of the Company from time to time, deliver to the Company such reports of registered ownership of the Warrants and such records of transactions with respect to the Warrants and the shares of Common Stock as the Company may request. The Warrant Agent shall also make available to the Company for inspection by the Company's agents or employees, from time to time as the Company may request, such original books of accounts and records maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Corporate Agency Office during normal business hours.

      The Warrant Agent shall keep copies of this Agreement and any notices given to Holders hereunder available for inspection by the Holders during normal business hours at the Corporate Agency Office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agency may request.

9.    warrant holders

      9.1. NO VOTING OR DIVIDEND RIGHTS. Prior to the exercise of the Warrants, except as may be specifically provided for herein, (i) no Holder of a Warrant Certificate, as such, shall be entitled to any of the rights of a holder of Common Stock of the Company, including without limitation, the right to vote at or to receive any notice of any meetings of stockholders; (ii) the consent of any such Holder shall not be required with respect to any action or proceeding of the Company; (iii) except with respect to any Received Dividend or as provided in SECTION 4, no such Holder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the stockholders of the Company prior to, or for which the relevant record date preceded, the date of the exercise of such Warrant; and (iv) no such Holder shall have any right not expressly conferred by the Warrant or Warrant Certificate held by such Holder.

      9.2. RIGHTS OF ACTION All rights of action against the Company in respect of this Agreement, except rights of action vested in the Warrant Agent, are vested in the Holders of the Warrant Certificates, and any Holder of any Warrant Certificate, without the consent of the Warrant Agent or the Holder of any other Warrant Certificate, may, in such Holder's own behalf and for such Holder's own benefit, enforce and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's right to exercise, exchange or tender for purchase such Holder's Warrants in the manner provided in this Agreement.

      9.3. TREATMENT OF HOLDERS OF WARRANT CERTIFICATES Every Holder of a Warrant Certificate, by accepting the same, consents and agrees with the Company, with the Warrant Agent and with every subsequent holder of such Warrant Certificate that, prior to due presentment of such Warrant Certificate for registration of transfer, the Company and the Warrant Agent may treat the Person in whose name the Warrant Certificate is registered as the owner thereof for all purposes and as the Person entitled to exercise the rights granted under the Warrants, and neither the Company, the Warrant Agent nor any agent thereof shall be affected by any notice to the contrary.

9.4.  COMMUNICATIONS TO HOLDERS.

            (a) If any Holder of a Warrant Certificate applies in writing to the Warrant Agent and such application states that the applicant desires to communicate with other Holders with respect to its rights under this Warrant Agreement or under the Warrants, then the Warrant Agent shall, within five Business Days after the receipt of such application, and upon payment to the Warrant Agent by such applicant of the reasonable expenses of preparing such list, provide to such applicant a list of the names and addresses of all Holders of Warrant Certificates as of the most recent practicable date.

            (b) Every Holder of Warrant Certificates, by receiving and holding the same, agrees with the Company and the Warrant Agent that neither the Company nor the Warrant Agent nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with SECTION 9.4(A).

10.   CONCERNING THE WARRANT AGENT

      10.1. NATURE OF DUTIES AND RESPONSIBILITIES ASSUMED. The Company hereby appoints the Warrant Agent to act as agent of the Company as set forth in this Agreement. The Warrant Agent hereby accepts the appointment as agent of the Company and agrees to perform that agency upon the terms and conditions set forth in this Agreement and in the Warrant Certificates or as the Company and the Warrant Agent may hereafter agree, by all of which the Company and the Holders of Warrant Certificates, by their acceptance thereof, shall be bound; PROVIDED, HOWEVER, that the terms and conditions contained in the Warrant Certificates are subject to and governed by this Agreement or any other terms and conditions hereafter agreed to by the Company and the Warrant Agent.

      The Warrant Agent shall not, by countersigning Warrant Certificates or by any other act hereunder, be deemed to make any representations as to validity or authorization of (i) the Warrants or the Warrant Certificates (except as to its countersignature thereon), (ii) any securities or other property delivered upon exercise of any Warrant, (iii) the accuracy of the computation of the number or kind or amount of stock or other securities or other property deliverable upon exercise of any Warrant, (iv) the independence of any Independent Financial Expert or (v) the correctness of any of the representations of the Company made in such certificates that the Warrant Agent receives. The Warrant Agent shall not at any time have any duty to calculate or determine whether any facts exist that may require any adjustments pursuant to SECTION 5 hereof with respect to the kind and amount of shares or other securities or any property issuable to Holders upon the exercise of Warrants required from time to time. The Warrant Agent shall have no duty or responsibility to determine the accuracy or correctness of such calculation or with respect to the methods employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to SECTION 5 hereof, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to SECTION 5 hereof or to comply with any of the covenants of the Company contained in SECTION 5 hereof.

      The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by it in good faith on the belief that any Warrant Certificate or any other documents or any signatures are genuine or properly authorized, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates or (iii) be liable for any act or omission in connection with this Agreement except for its own gross negligence, bad faith or willful misconduct.

      The Warrant Agent is hereby authorized to accept and protected in accepting instructions with respect to the performance of its duties hereunder by Company Order and to apply to any such officer named in such Company Order for instructions (which instructions will be promptly given in writing when requested), and the Warrant Agent shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions in any Company Order.

      The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, PROVIDED, HOWEVER, reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent or employee. The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement.

      The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

      The Warrant Agent shall act solely as agent of the Company hereunder and does not assume any obligation or relationship of agency or trust for or with any of the Holders or any beneficial owners of Warrants. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein or specifically set forth in the Warrant Certificates, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent whose duties and obligations shall be determined solely by the express provisions hereof or the express provisions of the Warrant Certificates.

      10.2. RIGHT TO CONSULT COUNSEL. The Warrant Agent may at any time consult with legal counsel satisfactory to it (who may be legal counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

      10.3. COMPENSATION, REIMBURSEMENT AND INDEMNIFICATION. The Company agrees to pay the Warrant Agent from time to time compensation for all fees and expenses relating to its services hereunder as the Company and the Warrant Agent may agree from time to time and to reimburse the Warrant Agent for reasonable expenses and disbursements, including reasonable counsel fees incurred in connection with the execution and administration of this Agreement. The Company further agrees to indemnify the Warrant Agent for and save it harmless against any losses, liabilities or reasonable expenses arising out of or in connection with the acceptance and administration of this Agreement, including the reasonable costs, legal fees and expenses of investigating or defending any claim of such liability, except that the Company shall have no liability hereunder to the extent that any such loss, liability or expense results from the Warrant Agent's own gross negligence, bad faith or willful misconduct.

      10.4. WARRANT AGENT MAY HOLD COMPANY SECURITIES. The Warrant Agent, any Countersigning Agent and any stockholder, director, officer or employee of the Warrant Agent or any Countersigning Agent may buy, sell or deal in any of the warrants or other securities of the Company or its Affiliates, become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent or the Countersigning Agent, respectively, under this Agreement. Nothing herein shall preclude the Warrant Agent or any Countersigning Agent from acting in any other capacity for the Company or for any other legal entity.

      10.5. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

            (a) The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent's own gross negligence or willful misconduct) after giving 30 days' prior written notice to the Company. The Company may remove the Warrant Agent upon 30 days' written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent shall, at the expense of the Company, cause notice to be given in accordance with SECTION 12.1(B) to each Holder of a Warrant Certificate of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company shall appoint in writing a new Warrant Agent. If the Company shall fail to make such appointment within a period of 30 calendar days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any new Warrant Agent, whether appointed by the Company or by such a court, shall be a corporation doing business under the laws of the United States or any state thereof in good standing, authorized under such laws to act as Warrant Agent, and having a combined capital and surplus of not less than $25,000,000. The combined capital and surplus of any such new Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such Warrant Agent prior to its appointment, PROVIDED, HOWEVER, such reports are published at least annually pursuant to law or to the requirements of a Federal or state supervising or examining authority. After acceptance in writing of such appointment by the new Warrant Agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be reasonably necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the reasonable expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent.

Not later than the effective date of any such appointment, the Company shall file notice thereof with the resigning or removed Warrant Agent. Failure to give any notice provided for in this SECTION 10.5(A), however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new Warrant Agent as the case may be.

            (b) Any corporation into which the Warrant Agent or any new Warrant Agent may be merged, or any corporation resulting from any consolidation to which the Warrant Agent or any new Warrant Agent shall be a party, shall be a successor Warrant Agent under this Agreement without any further act, provided that such corporation would be eligible for appointment as successor to the Warrant Agent under the provisions of SECTION 10.5(A). Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be given in accordance with SECTION 12.1(B) to each Holder of a Warrant Certificate at such Holder's last address as shown on the Warrant Register.

10.6. APPOINTMENT OF COUNTERSIGNING AGENT.

            (a) The Warrant Agent may appoint a Countersigning Agent or Agents which shall be authorized to act on behalf of the Warrant Agent to countersign Warrant Certificates issued upon original issue and upon exchange, registration of transfer or pursuant to SECTION 6, and Warrant Certificates so countersigned shall be entitled to the benefits of this Warrant Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. Wherever reference is made in this Warrant Agreement to the countersignature and delivery of Warrant Certificates by the Warrant Agent or to Warrant Certificates countersigned by the Warrant Agent, such reference shall be deemed to include countersignature and delivery on behalf of the Warrant Agent by a Countersigning Agent and Warrant Certificates countersigned by a Countersigning Agent. Each Countersigning Agent shall be acceptable to the Company and shall at the time of appointment be a corporation doing business under the laws of the United States of America or any State thereof in good standing, authorized under such laws to act as Countersigning Agent, and having a combined capital and surplus of not less than $25,000,000. The combined capital and surplus of any such new Countersigning Agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such Countersigning Agent prior to its appointment, PROVIDED, HOWEVER, such reports are published at least annually pursuant to law or to the requirements of a Federal or state supervising or examining authority.

            (b) Any corporation into which a Countersigning Agent may be merged or any corporation resulting from any consolidation to which such Countersigning Agent shall be a party, shall be a successor Countersigning Agent without any further act, provided that such corporation would be eligible for appointment as a new Countersigning Agent under the provisions of SECTION 10.6(A), without the execution or filing of any paper or any further act on the part of the Warrant Agent or the Countersigning Agent. Any such successor Countersigning Agent shall promptly cause notice of its succession as Countersigning Agent to be given in accordance with SECTION 12.1(B) to each Holder of a Warrant Certificate at such Holder's last address as shown on the Warrant Register.

            (c) A Countersigning Agent may resign at any time by giving 30 days' prior written notice thereof to the Warrant Agent and to the Company. The Warrant Agent may at any time terminate the agency of a Countersigning Agent by giving 30 days' prior written notice thereof to such Countersigning Agent and to the Company.

            (d) The Warrant Agent agrees to pay to each Countersigning Agent from time to time reasonable compensation for its services under this SECTION
10.6 and the Warrant Agent shall be entitled to be reimbursed for such payments, subject to the provisions of SECTION 10.3.

            (e) Any Countersigning Agent shall have the same rights and immunities as those of the Warrant Agent set forth in SECTION 10.1.

11.   REPORTS TO HOLDERS

            (a) So long as 10% of the Warrants issued on the Effective Date remain outstanding, the Company shall file with the Warrant Agent, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act.

            (b) So long as 10% of the Warrants issued on the Effective Date remain outstanding, if the Company is not required to file information, documents or reports pursuant to either of said Sections of the Exchange Act, the Company shall cause quarterly reports (containing unaudited financial statements) for the first three quarters of each fiscal year and annual reports (containing audited financial statements and an opinion thereon by the Company's independent certified public accountants) which the Company would be required to file under Section 13 of the Exchange Act if it had a class of securities listed on a national securities exchange to be mailed to the Holders in accordance with
SECTION 12.1 within 15 days after the date when such report would have been required to be filed under Section 13 of the Exchange Act.

12.   NOTICES

12.1. NOTICES GENERALLY.

            (a) Any request, notice, direction, authorization, consent, waiver, demand or other communication permitted or authorized by this Agreement to be made upon, given or furnished to or filed with the Company or the Warrant Agent by the other party hereto or by any Holder shall be sufficient for every purpose hereunder if in writing (including telecopy communication) and telecopied or delivered by hand (including by courier service) as follows:

      If to the Company, to it at:

      Metals USA, Inc.
      Three Riverway, Suite 600
      Houston, Texas  77056
      Attention:  John A. Hageman, Esq.
      Telecopy no.: (713) 965-0067
      or

      If to the Warrant Agent, to it at:

      Equiserve Trust Company, N.A.
      525 Washington Blvd.
      Jersey City, NJ  07310
      Attention:  John Piskadlo
      Telecopy no.: (201) 222-4129

or, in either case, such other address as shall have been set forth in a notice delivered in accordance with this SECTION 12.1(A).

      All such communications shall, when so telecopied or delivered by hand, be effective when telecopied with confirmation of receipt or received by the addressee, respectively.

      Any Person that telecopies any communication hereunder to any Person shall, on the same date as such telecopy is transmitted, also send, by first class mail, postage prepaid and addressed to such Person as specified above, an original copy of the communication so transmitted.

            (b) Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Warrant Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

      In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made by a method approved by the Warrant Agent as one which would be most reliable under the circumstances for successfully delivering the notice to the addressees shall constitute a sufficient notification for every purpose hereunder.

      12.2. REQUIRED NOTICES TO HOLDERS. In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock for which an adjustment is required to be made pursuant to SECTION 5, (ii) to distribute to the holders of its Common Stock rights to subscribe for or to purchase any Additional Shares of Common Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Common Stock, (iv) to effect any Transaction (as defined in SECTION 5.1(H)) or (v) to effect the liquidation, dissolution or winding up of the Company, then, and in each such case, the Company shall cause to be filed with the Warrant Agent and shall give to each Holder of a Warrant Certificate, in accordance with SECTION 12.1(B), a notice of such proposed action. Such notice shall specify (x) the date on which a record is to be taken for the purposes of such dividend or distribution;
(y) the date on which such reclassification, Transaction, liquidation, dissolution or winding up is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, Transaction, liquidation, dissolution or winding up; or (z) the date on which such tender offer commenced the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto). Such notice shall be given, in the case of any action covered by clause (i) or (ii) above, at least 10 days prior to the record date for determining holders of the Common Stock for purposes of much action or, in the case of any action covered by clauses (iii) through (vi), at least 20 days prior to the applicable effective or expiration date specified above or, in any such case, prior to such earlier time as notice thereof shall be required to be given pursuant to Rule l0b-17 under the Exchange Act.

      If at any time the Company shall cancel any of the proposed transactions for which notice has been given under this SECTION 12.2 prior to the consummation thereof, the Company shall give each Holder prompt notice of such cancellation in accordance with SECTION 12.1(B) hereof.

13.   APPLICABLE LAW

      THIS AGREEMENT, EACH WARRANT CERTIFICATE ISSUED HEREUNDER, EACH WARRANT EVIDENCED THEREBY AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS RULES THEREOF, AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS.

14.   PERSONS BENEFITING

      This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent, and their respective successors and assigns and the Holders from time to time of the Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company, the Warrant Agent and the Holders of the Warrant Certificates, any right, remedy or claim under or by reason of this Agreement or any part hereof. Each Holder, by acceptance of a Warrant Certificate, agrees to all of the terms and provisions of this Agreement applicable thereto.

15.   COUNTERPARTS

      This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

16.   AMENDMENTS

      The Company and the Warrant Agent may, without the consent or concurrence of the Holders of the Warrant Certificates, by supplemental agreement or otherwise, amend this Agreement for the purpose of making any changes or corrections in this Agreement that (i) are required to cure any ambiguity or to correct or supplement any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained or (ii) add to the covenants and agreements of the Company in this Agreement further covenants and agreements of the Company thereafter to be observed, or surrender any rights or powers reserved to or conferred upon the Company in this Agreement; PROVIDED, HOWEVER, that in either case such amendment shall not adversely affect the rights or interests of the Holders of the Warrant Certificates hereunder in any material respect. This Agreement may otherwise be amended by the Company and the Warrant Agent only with the consent of the Holders of Warrant Certificates evidencing a majority of the then outstanding Warrants.

      The Warrant Agent shall join with the Company in the execution and delivery of any such amendment unless such amendment affects the Warrant Agent's own rights, duties or immunities hereunder, in which case the Warrant Agent may, but shall not be required to, join in such execution and delivery. Upon execution and delivery of any amendment pursuant to this SECTION 16, such amendment shall be considered a part of this Agreement for all purposes and every Holder of a Warrant Certificate theretofore or thereafter countersigned and delivered hereunder shall be bound thereby.

      Promptly after the execution by the Company and the Warrant Agent of any such amendment, the Company shall give notice to the Holders of Warrant Certificates, setting forth in general terms the substance of such amendment, in accordance with the provisions of SECTION 12.1(B). Any failure of the Company to mail such notice or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

17.   WAIVERS

      The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if (i) the Company has obtained the written consent of Holders of Warrant Certificates evidencing a majority of the then outstanding Warrants, and (ii) any consent required pursuant to SECTION 16 has been obtained.

18.   INSPECTION

      The Warrant Agent shall cause a copy of this Agreement to be available at all reasonable times at the office of the Warrant Agent for inspection by the Holder of any Warrant Certificate. The Warrant Agent may require such Holder to submit his Warrant Certificate for inspection by it.

19.   SUCCESSOR TO THE COMPANY

      So long as Warrants remain outstanding, the Company will not enter into any Non-Surviving Transaction (as defined in SECTION 5.1(H)) unless the acquirer shall expressly assume by a supplemental agreement, executed and delivered to the Warrant Agent, in form reasonably satisfactory to the Warrant Agent, the due and punctual performance of every covenant of this Agreement on the part of the Company to be performed and observed and shall have provided for exercise rights in accordance with SECTION 5.1(H). Upon the consummation of such Non-Surviving Transaction, the acquirer shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such acquirer had been named as the Company herein.

20.   ENTIRE AGREEMENT

      This Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous, agreements among all or some of the parties hereto with respect thereto, whether written, oral or otherwise.

21.   HEADINGS

      The descriptive headings of the several Sections of this Agreement are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.



                  [Remainder of page intentionally left blank.]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                    METALS USA, INC., a Delaware corporation



                                    By:    /s/ JOHN HAGEMAN
                                           -----------------------------------
                                    Name:  JOHN HAGEMAN
                                           -----------------------------------
                                    Title: SENIOR VICE PRESIDENT & SECRETARY
                                           -----------------------------------


                                    EQUISERVE TRUST COMPANY, N.A., as Warrant
                                      Agent


                                    By:    /s/ THOMAS A. FERRARI
                                           -----------------------------------
                                    Name:  THOMAS A. FERRARI
                                           -----------------------------------
                                    Title: SENIOR MANAGING DIRECTOR
                                           -----------------------------------

                                                                       EXHIBIT A


                                METALS USA, INC.

                           FORM OF WARRANT CERTIFICATE

                                   EVIDENCING

                        WARRANTS TO PURCHASE COMMON STOCK

CUSIP No.:  591324 11 6

No.__                                                        ________ Warrants

      THIS CERTIFIES THAT, for value received, ________________ or registered assigns, is the registered owner of __________ Warrants to Purchase Common Stock of Metals USA, Inc., a Delaware corporation (the "COMPANY", which term includes any successor thereto under the Warrant Agreement), and is entitled, subject to and upon compliance with the provisions hereof and of the Warrant Agreement, at such Holder's option, at any time when the Warrants evidenced hereby are exercisable, to purchase from the Company one share of Common Stock of the Company for each Warrant evidenced hereby, at the purchase price of [INSERT IF WARRANT CERTIFICATE ISSUED PRIOR TO APRIL 30, 2003--the Determined Amount (as defined in the Warrant Agreement)] [INSERT IF WARRANT CERTIFICATE ISSUED ON OR AFTER APRIL 30, 2003--$[INSERT THE DETERMINED Amount]] per share (as adjusted from time to time, the "WARRANT PRICE"), payable in full at the time of purchase, the number of shares of Common Stock into which and the Warrant Price at which each Warrant shall be exercisable each being subject to adjustment as provided in Section 5 of the Warrant Agreement.

      All shares of Common Stock issuable by the Company upon the exercise of Warrants shall, upon such issuance, be duly and validly issued and fully paid and nonassessable. The Company shall pay any and all taxes (other than income taxes) that may be payable in respect of the issue or delivery of shares of Common Stock on exercise of Warrants. The Company shall not be required, however, to pay any tax or other charge imposed in respect of any transfer involved in the issue and delivery of any certificates for shares of Common Stock or payment of cash to any Person other than the Holder of the Warrant Certificate surrendered upon the exercise of a Warrant, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue or deliver any certificate or pay any cash until (a) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Warrant Agent or to the Company or (b) it has been established to the Company's satisfaction that any such tax or other charge that is or may become due has been paid.

      Each Warrant evidenced hereby may be exercised by the Holder hereof at the Warrant Price then in effect at any time during the period commencing on April 30, 2003 and ending on the Expiration Date, subject to any restrictions on exercise set forth on the face of this Warrant Certificate or in the Warrant Agreement.

      Subject to the provisions hereof and of the Warrant Agreement, the Holder of this Warrant Certificate may exercise all or any whole number of the Warrants evidenced hereby by surrendering this Warrant Certificate to the Warrant Agent at its office maintained for such purpose (the "CORPORATE AGENCY OFFICE") with the form of exercise on the reverse hereof duly executed, together with payment in full of the Warrant Price as then in effect for each share of Common Stock receivable upon exercise of each Warrant being submitted for exercise. Any such payment of the Warrant Price is to be, at the option of the Holder, in any combination of
(i) cash delivered to the Warrant Agent at the Corporate Agency Office, (ii) certified bank check or official bank check in New York Clearing House funds payable to the order of the Company and delivered to the Warrant Agent at the Corporate Agency Office or (iii) wire transfer in immediately available funds to such other account of the Company at such banking institution as the Company shall have designated from time to time for such purpose.

      Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

      Unless this Warrant Certificate has been countersigned by the Warrant Agent by manual signature of an authorized officer on behalf of the Warrant Agent, this Warrant Certificate shall not be valid for any purpose and no Warrant evidenced hereby shall be exercisable.

      IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed under its corporate seal.

Dated:  October 31, 2002

                                         METALS USA, INC

[SEAL]
                                         By:_______________________________

                                            ____________

ATTEST:


___________________________________

Countersigned:


_________________, as Warrant Agent      ________________, as Warrant Agent

                                   OR

By:________________________________      By: ___________________________
   Authorized Officer                        as Countersigning Agent


                                         By: ___________________________
                                             Authorized Officer

                   [FORM OF REVERSE OF WARRANT CERTIFICATE]

                                METALS USA, INC.

                           FORM OF WARRANT CERTIFICATE

                                   EVIDENCING

                        WARRANTS TO PURCHASE COMMON STOCK

      The Warrants evidenced hereby are one of a duly authorized issue of Warrants of the Company designated as its Warrants to Purchase Common Stock, ("WARRANTS"), limited in aggregate number to 3,555,795, issued under and in accordance with the Warrant Agreement, dated as of October 31, 2002 (the "WARRANT AGREEMENT"), between the Company and [_________], as warrant agent (the "WARRANT AGENT", which term includes any successor thereto permitted under the Warrant Agreement), to which Warrant Agreement and all amendments thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Warrant Agent, the Holders of Warrant Certificates and the owners of the Warrants evidenced thereby and of the terms upon which the Warrant Certificates are, and are to be, countersigned and delivered. A copy of the Warrant Agreement shall be available at all reasonable times at the office of the Warrant Agent for inspection by the Holder hereof.

      The Warrant Agreement provides that, in addition to certain adjustments to the number of shares of Common Stock into which a Warrant is exercisable and the Warrant Price required to be made in certain circumstances, in the case of any Transaction, the Company shall (or, in the case of any Non-Surviving Transaction, the Company shall cause the other Person involved in such Transaction to) execute and deliver to the Warrant Agent a written instrument providing that (i) the Warrants evidenced hereby, if then outstanding, will be exercisable thereafter, during the period the Warrants evidenced hereby shall be exercisable as specified herein, only into the Substituted Property that would have been receivable upon such Transaction by a holder of the number of shares of Common Stock that would have been issued upon exercise of such Warrant if such Warrant had been exercised in full immediately prior to such Transaction (upon certain assumptions specified in the Warrant Agreement), assuming that the Warrants evidenced hereby were exercisable at the time of such Transaction at the Warrant Price as then in effect; and (ii) the rights and obligations of the Company (or, in the case of any Non-Surviving Transaction, the other Person involved in such Transaction) and the holders in respect of Substituted Property shall be as nearly equivalent as may be practicable to the rights and obligations of the Company and Holders in respect of Underlying Common Stock.

      Except as provided in the Warrant Agreement, all outstanding Warrants shall expire and all rights of the Holders of Warrant Certificates evidencing such Warrants shall terminate and cease to exist, as of 5:00 p.m., New York time, on the Expiration Date. "EXPIRATION DATE" shall mean October 31, 2007 or such earlier date as the Company shall have designated pursuant to the Warrant Agreement upon satisfaction of certain conditions set forth in the Warrant Agreement.

      In the event of the exercise of less than all of the Warrants evidenced hereby, a new Warrant Certificate of the same tenor and for the number of Warrants which are not exercised shall be issued by the Company in the name or upon the written order of the Holder of this Warrant Certificate upon the cancellation hereof.

      The Warrant Certificates are issuable only in registered form in denominations of whole numbers of Warrants. Upon surrender at the office of the Warrant Agent and payment of the charges specified herein and in the Warrant Agreement, this Warrant Certificate may be exchanged for Warrant Certificates in other authorized denominations or the transfer hereof may be registered in whole or in part in authorized denominations to one or more designated transferees; PROVIDED, HOWEVER, that such other Warrant Certificates issued upon exchange or registration of transfer shall evidence the same aggregate number of Warrants as this Warrant Certificate. The Company shall cause to be kept at the office of the Warrant Agent the Warrant Register in which, subject to such reasonable regulations as the Warrant Agent may prescribe and such regulations as may be prescribed by law, the Company shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates. No service charge shall be made for any registration of transfer or exchange of Warrant Certificates; PROVIDED, HOWEVER, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.

      Prior to due presentment of this Warrant Certificate for registration of transfer, the Company, the Warrant Agent and any agent of the Company or the Warrant Agent may treat the Person in whose name this Warrant Certificate is registered as the owner hereof for all purposes, and neither the Company, the Warrant Agent nor any such agent shall be affected by notice to the contrary.

      The Warrant Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Warrant Certificates under the Warrant Agreement at any time by the Company and the Warrant Agent with the consent of the Holders of Warrant Certificates evidencing a majority of the then outstanding Warrants.

      Prior to the exercise of the Warrants, except as may be specifically provided for in the Warrant Agreement, (i) no Holder of a Warrant Certificate, as such, shall be entitled to any of the rights of a holder of Common Stock of the Company, including, without limitation, the right to vote at, or to receive any notice of, any meetings of stockholders of the Company; (ii) the consent of any such Holder shall not be required with respect to any action or proceeding of the Company (iii) except with respect to any Received Dividend or as provided with respect to the dissolution, liquidation or winding up of the Company, no such Holder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions (except as specifically provided in the Warrant Agreement), paid, allotted or distributed or distributable to the stockholders of the Company prior to or for which the relevant record date preceded the date of the exercise of such Warrant; and (iv) no such Holder shall have any right not expressly conferred by the Warrant or Warrant Certificate held by such Holder.

      This Warrant Certificate, each Warrant evidenced thereby and the Warrant Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

                                FORM OF EXERCISE

      In accordance with and subject to the terms and conditions hereof and of the Warrant Agreement, the undersigned registered Holder of this Warrant Certificate hereby irrevocably elects to exercise _______________ Warrants evidenced by this Warrant Certificate and represents that such Holder has tendered the Warrant Price for each of the Warrants evidenced hereby being exercised in the aggregate amount of $_________ in the indicated combination of:

      cash ($___________);

      certified bank check payable to the order of the Company ($___________);

      official bank check in New York Clearing House funds payable to the order of the Company ($___________); or

      wire transfer in immediately available funds to the account designated by the Company for such purpose ($___________).

      The undersigned requests that the shares of Underlying Common Stock issuable upon exercise be in fully registered form in such denominations and registered in such names and delivered, together with any other property receivable upon exercise, in such manner as is specified in the instructions set forth below.

      If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated:____________________________   Name: _________________________________
                                                  (Please Print)

__________________________________
(Insert Social
Security or Other                    Address: __________________________
Identifying Number
of Holder)                                    __________________________

                                              __________________________
                                                     Signature


                                   (Signature must conform in all respects to name of Holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a bank, trust company or member firm of a national securities exchange.)

Signature Guaranteed:

      Instructions (i) as to denominations and names of Underlying Common Stock issuable upon exercise and as to delivery of such securities and any other property issuable upon exercise and (ii) if applicable, as to Warrant Certificates evidencing unexercised Warrants:




                                   ASSIGNMENT

      (Form of Assignment To Be Executed If Holder Desires To Transfer Warrant Certificate)

      FOR VALUE RECEIVED _______________________________ hereby sells, assigns and transfers unto


                        Please insert social security or
                        other identifying number




(Please print name and address including zip code)


the Warrants represented by the within Warrant. Certificate and does hereby irrevocably constitute and appoint __________________ Attorney, to transfer said Warrant Certificate on the books of the within-named Company with full power of substitution in the premises.

Dated:

                                                          Signature
                                               (Signature must conform in all
                                               respects to name of Holder as
                                               specified on the face of this
                                               Warrant Certificate and must bear
                                               a signature guarantee by a bank,
                                               trust company or member firm of a
                                               national securities exchange.)

Signature Guaranteed: